UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2003

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 - N.E. 4th Street
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street
Bellevue, Washington 98004-5515.
(425) 454-6363

ITEM 9. Regulation FD Disclosure

On July 23, 2003 the Company issued the following press release.

Puget Energy reports second-quarter 2003 earnings

        Bellevue, Wash. (July 23, 2003) — Puget Energy (NYSE: PSD) today reported second-quarter results that were in accordance with its expectations. Income for common stock for the second quarter of 2003 was $20.6 million, or 22 cents per diluted share. This compares with $29.4 million, or 34 cents per diluted share, for the second quarter in 2002.
        “We are pleased that Puget Sound Energy (PSE), our regulated utility subsidiary, performed as we expected during the second quarter and is on track to achieving its full-year 2003 forecast,” said Puget Energy President and CEO Stephen P. Reynolds. “PSE’s customer growth and energy sales continue to be solid in spite of the general economic slowdown in the Puget Sound region.
        “While the core utility business is performing as expected, our non-regulated utility construction services subsidiary, InfrastruX Group, continues to face the effects of unfavorable weather conditions and slow-paced spending by its utility customers,” added Reynolds.

Second-Quarter Results

•	Puget Sound Energy (PSE) reported second-quarter 2003 income for common stock of $17.8 million, or 19 cents per diluted share, compared with $26.9 million, or 31 cents per diluted share, for the same period in 2002.

•	PSE’s electric margin was approximately $25.6 million lower in the second quarter 2003 compared with the comparable period one year ago.

•	PSE’s gas margin was approximately $6.2 million higher in the second quarter of 2003 compared with the second quarter of 2002.

•	Income tax expense in the second quarter of 2003 reflects a one-time $6.2 million tax benefit related to a favorable resolution of a federal income tax matter from years 1997 to 2002. The benefit had been anticipated and had been included in the Company’s full year guidance for 2003. In the second quarter of 2002, a one-time reduction of $4.1 million in federal income tax expense was realized from an Internal Revenue Service refund for taxes paid in calendar years 1998 and 1999.

•	Interest expense declined $2.7 million in the second quarter of 2003 compared with the same period in 2002, resulting from investing the net proceeds from a November 2002 common stock sale in PSE to reduce debt, reflecting the company’s continued efforts to improve PSE’s financial strength.

•	PSE’s common equity ratio was 36.4 percent at June 30, 2003. PSE is well ahead of the requirement in its July 2002 rate settlement to rebuild its common equity ratio to 39 percent over a 3½- year period, with milestones of 34 percent, 36 percent and 39 percent at the end of 2003, 2004 and 2005 respectively.

•	InfrastruX Group, which provides new construction, maintenance and repair services to electric and natural gas utilities, reported income of $2.8 million net of minority interest, or 3 cents per share, for the second of quarter 2003. This compares with net earnings of $2.6 million, or 3 cents per share, for the same period in 2002.

Electric Margin

        The $25.6 million reduction in electric margin in the second quarter of 2003 compared with the same period in 2002 primarily reflects:

•	The second quarter 2003 impact of an annual general electric rate increase of $59 million effective in July 2002, compared with $25 million of interim electric rate relief received in the second quarter of 2002.
•	PSE absorbed $7.3 million of excess variable power costs under its Power Cost Adjustment (PCA) mechanism in the second quarter of 2003.
•	Second quarter 2003 temperatures were about normal, while second quarter 2002 temperatures were 12 percent colder than normal.

        PSE’s electric margin represents electrical sales to its retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs to bring electric energy to PSE’s service territory.
        Puget Sound Energy’s PCA mechanism allows the company to recover variable power costs on a shared basis with its customers if PSE’s costs vary from a normalized level established in electric rates. All significant variable power-supply costs are included in the PCA mechanism (hydroelectric generation variability, market price variability for purchased power and surplus power sales, natural gas and coal fuel price variability, generation unit forced outage risk and wheeling cost variability). Under the PCA, PSE’s cumulative maximum pre-tax earnings exposure due to power-supply cost variations over the four year period ending June 30, 2006 is limited to $40 million plus 1 percent of the excess. As previously reported, the Company expects to reach the $40 million cumulative cap under the PCA mechanism by the end of 2003, primarily as a result of below normal hydroelectric conditions in the Pacific Northwest region.
        The number of electric customers grew by 2.0 percent to 967,775 customers in the second quarter of 2003 compared to 948,623 in the second quarter of 2002.

Gas Margin

        The $6.2 million increase in gas margin in the second quarter 2003 reflects continued customer growth coupled with the result of the $35 million annual increase in the general gas tariff that went into effect in September 2002. These were offset in part by near normal temperatures in the second quarter of 2003 compared with temperatures that were 12 percent colder than normal in the same period of 2002.
        PSE’s gas margin represents gas sales to its retail and transportation customers less the cost of gas purchased, including costs to bring gas to PSE’s service territory.
        In June 2002 PSE lowered gas commodity prices to its gas customers under its Purchased Gas Adjustment (PGA) mechanism, resulting in lower revenues in the second quarter of 2003 compared to the 2002 period. The PGA periodically passes through to customers increases or decreases in the price of purchased natural gas. PSE’s gas margin and net income are not affected by changes in gas commodity prices under the PGA.
        The number of gas customers grew by 3.2 percent to 632,758 customers in the second quarter of 2003 compared with 613,264 in the second quarter of 2002.

2003 Outlook

        Puget Energy anticipates its 2003 financial results will be within the low end of the previously announced $1.40 – $1.50 per share range, due to continued nationwide softness in the construction and maintenance industry as reflected in InfrastruX Group’s financial results and near-term outlook. The company affirms the earnings guidance for its regulated utility subsidiary, Puget Sound Energy, at $1.25 to $1.35 per share.
        “The anticipated InfrastruX Group earnings associated with construction projects, primarily in the Northeast and Mid-Atlantic regions where a prolonged and severe winter delayed these projects, were difficult to predict due to economic uncertainty,” added Reynolds. “Our long-term outlook for InfrastruX remains positive as the need continues for utility maintenance and replacement services.” With the slowdown in the national economy, several of InfrastruX’s major utility customers have delayed or eliminated their planned spending on certain utility construction projects or initiatives in 2003.
        The estimate for Puget Energy’s full-year 2003 earnings guidance includes the impact of PSE absorbing approximately 25 cents a share of excess variable power costs in 2003 and the reduction of approximately 10 cents a share in PSE’s earnings due to the adverse impacts of warm temperatures on electric and gas customer sales in the first quarter of 2003. These reductions are not expected to recur in 2004, given that the utility’s exposure to increases in variable power costs will be mitigated in 2004 by the PCA and the El Nino weather pattern which produced the unusually warm winter has dissipated.

SECOND-QUARTER 2003 EARNINGS ANALYST TELECONFERENCE

        A conference call for analysts to discuss with management the second-quarter results and the outlook for future performance is scheduled at 10 a.m. EDT (7 a.m. PDT) Thursday, July 24, 2003. The call will be broadcast live through a Web cast at www.pse.com by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the live call. A recorded replay of the conference call also will be available two hours after completion of the conference on July 24 through midnight (EDT) on August 7, 2003. To access the recording, dial 1-888-286-8010 and enter the conference I.D. number 86938761.
        Puget Energy is an energy services holding company that conducts all of its operations through its subsidiaries, Puget Sound Energy (PSE) and InfrastruX Group. PSE is a regulated utility company that generates, purchases and sells electricity and purchases, transports and sells natural gas. The service territory of PSE covers approximately 6,000 square miles, principally in the Puget Sound region of Washington State. InfrastruX specializes in contracting services to other gas and electric utilities primarily in the Midwest, Texas and the eastern United States.

_________________

Certain statements contained in this news release are “forward-looking statements” within the meaning of the federal securities laws. Although Puget Energy and Puget Sound Energy believe that the expectations reflected in such statements are reasonable, there can be no assurance that the expected results will be achieved. For additional information concerning certain assumptions, risks, and uncertainties involved in the forward-looking statements contained herein, please refer to Puget Energy’s reports on file with the SEC.

PUGET ENERGY — SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)

	Unaudited		Unaudited
	Three months ended 6/30[1]		Six months ended 6/30

	2003	2002[2]	2003	2002[2]

Operating revenues
Electric	$348,196	$316,122	$765,194	$679,371
Gas	116,747	144,384	304,535	458,875
Other	92,913	80,313	164,089	141,633

Total operating revenues	557,856	540,819	1,233,818	1,279,879

Operating expenses
Purchased electricity	191,600	127,924	432,036	309,911
Purchased gas	57,372	88,520	144,326	293,318
Electric generation fuel	11,088	14,680	26,162	79,860
Residential exchange	(36,977)	(30,964)	(89,656)	(73,711)
Unrealized (gain) loss on derivative instruments	(44)	(252)	(521)	(11,748)
Utility operations & maintenance	73,895	73,630	143,950	139,571
Other operations & maintenance	77,117	62,087	147,637	116,708
Depreciation & amortization	59,321	57,357	117,266	113,306
Conservation amortization	6,295	3,605	14,017	5,769
Taxes other than income taxes	46,950	53,757	104,611	118,914
Income taxes	4,832	13,642	36,198	34,577

Total operating expenses	491,449	463,986	1,076,026	1,126,475

Operating income	66,407	76,833	157,792	153,404
Other income (net of tax)	2,247	3,441	2,952	3,825

Income before interest charges & minority interest	68,654	80,274	160,744	157,229
Interest charges	45,980	48,682	93,645	99,080
Minority interest	282	223	(50)	302

Net income before cumulative effect of
accounting change	22,392	31,369	67,149	57,847
FAS-143 transition adjustment loss (net of tax)	--	--	169	--

Net Income	22,392	31,369	66,980	57,847
Less preferred stock dividend accruals	1,794	1,940	3,661	3,952

Income for common stock	$20,598	$29,429	$63,319	$53,895

Common shares outstanding	93,928	87,448	93,833	87,309
Diluted shares outstanding	94,440	87,646	94,346	87,508

Basic earnings per common share before
cumulative effect of accounting change	$0.22	$0.34	$0.68	$0.62
Cumulative effect of accounting change	--	--	--	--

Basic earnings per common share	$0.22	$0.34	$0.68	$0.62

Diluted earnings per common share before
cumulative effect of accounting change	$0.22	$0.34	$0.67	$0.62
Cumulative effect of accounting change	--	--	--	--

Diluted earnings per common share[3]	$0.22	$0.34	$0.67	$0.62

1 Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
2 Certain amounts previously reported have been reclassified to conform with current year presentations with no effect on net income.
3 Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY1   — UTILITY OPERATING DATA

	Three months ended 6/30		Six months ended 6/30
	2003	2002	2003	2002
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$137,059	$148,341	$327,731	$352,047
Commercial	128,555	127,151	276,103	270,551
Industrial	21,706	21,583	44,841	45,215
Other retail sales[2]	(1,645)	(3,740)	(15,264)	(19,588)

Subtotal, retail sales	285,675	293,335	633,411	648,225
Transportation[2]	3,436	4,519	6,611	8,081
Sales to other utilities & marketers[3]	52,420	13,129	109,639	31,042
Other[4]	6,665	5,139	15,533	(7,977)

Total electricity sales	348,196	316,122	765,194	679,371
Gas
Residential	70,899	82,174	195,391	282,462
Commercial	33,904	46,360	83,535	141,460
Industrial	5,935	10,066	13,158	23,433

Subtotal, retail sales	110,738	138,600	292,084	447,355
Transportation	3,349	3,025	6,860	5,956
Other	2,660	2,759	5,591	5,564

Total gas sales	116,747	144,384	304,535	458,875

Total energy sales revenues	$464,943	$460,506	$1,069,729	$1,138,246

Energy sales volumes (Unaudited)
Electricity (in mWh)
Residential	2,224,345	2,302,267	5,325,451	5,537,103
Commercial	1,928,289	1,883,185	4,042,246	3,993,215
Industrial	344,628	349,139	689,148	695,181
Other[2]	(40,222)	(150,211)	(260,145)	(349,052)

Subtotal, retail sales	4,457,040	4,384,380	9,796,700	9,876,447
Transportation[2]	508,536	516,882	1,000,113	1,070,756
Sales to other utilities & marketers[3]	1,797,334	784,226	3,078,344	1,352,709

Total mWh	6,762,910	5,685,488	13,875,157	12,299,912
Gas (in 000's of therms)
Residential	85,112	86,751	272,680	304,372
Commercial	52,079	58,533	143,776	172,163
Industrial	9,648	13,261	23,510	28,945
Transportation	51,851	49,013	109,132	103,756

Total gas volumes	198,690	207,558	549,098	609,236

Margins[5] ($ in thousands; unaudited)
Electric	$146,155	$171,792	$318,692	$295,856
Gas	46,212	39,963	127,794	122,321

Customers served[6] (Unaudited)
Electricity
Residential	853,340	839,979	850,366	837,857
Commercial	108,415	102,801	107,570	101,829
Industrial	3,948	3,920	3,946	3,942
Other	2,056	1,908	2,033	1,875
Transportation	16	15	16	15

Total electricity customers	967,775	948,623	963,931	945,518
Gas
Residential	582,516	563,909	579,049	561,404
Commercial	47,391	46,457	47,149	46,431
Industrial	2,716	2,774	2,727	2,789
Transportation	135	124	136	113

Total gas customers	632,758	613,264	629,061	610,737

Weather (Unaudited)
Actual heating degree days	903	994	2,697	3,089
Normal heating degree days[7]	888	888	2,830	2,830

[1]	Puget Sound Energy is the electric and natural gas utility subsidiary of Puget Energy.
[2]	Includes change in unbilled revenues.
[3]	Includes optimization transactions reported net in the income statement as required by EITF 02-03, effective after June 30, 2002. Prior periods have been reclassified to conform with the presentation.
[4]	Includes Conservation Trust collection and sales of non-core gas supplies.
[5]	Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE’s service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE’s service territory.
[6]	Quarterly data represents average served during June; Six months ended data represents average for the six months ended.
[7]	Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000.

PUGET ENERGY — SEGMENT RESULTS
(In thousands)

Three months ended 6/30/03 (Unaudited)	Puget Sound Energy	InfrastruX	Other[1]	Puget Energy Total

Revenues	$464,943	$92,343	$570	$557,856
Depreciation and amortization	54,661	4,601	59	59,321
Income taxes	2,290	2,568	(26)	4,832
Operating income	61,958	4,325	124	66,407
Interest charges, net of AFUDC	44,814	1,148	18	45,980
Net income	17,562	2,833	1,997	22,392
Goodwill, net	--	132,162	--	132,162
Total assets	5,154,879	343,562	128,161	5,626,602

Three months ended 6/30/02 (Unaudited)

Revenues	$460,506	$76,122	$4,191	$540,819
Depreciation and amortization	54,000	3,253	104	57,357
Income taxes	9,874	2,315	1,453	13,642
Operating income	70,547	4,177	2,109	76,833
Interest charges, net of AFUDC	47,340	1,342	--	48,682
Net income	26,662	2,598	2,109	31,369

Six months ended 6/30/03 (Unaudited)

Revenues	$1,069,729	$163,020	$1,069	$1,233,818
Depreciation and amortization	109,194	7,960	112	117,266
Income taxes	36,787	(528)	(61)	36,198
Operating income	155,773	1,846	173	157,792
Interest charges, net of AFUDC	91,170	2,457	18	93,645
Net income	65,543	(609)	2,046	66,980

Six months ended 6/30/02 (Unaudited)

Revenues	$1,138,246	$136,883	$4,750	$1,279,879
Depreciation and amortization	107,673	5,525	108	113,306
Income taxes	29,963	2,950	1,664	34,577
Operating income	145,021	6,162	2,221	153,404
Interest charges, net of AFUDC	96,683	2,397	--	99,080
Net income	52,280	3,524	2,043	57,847

Goodwill at 12/31/02	$--	$125,555	$--	$125,555
Total assets at 12/31/02	5,208,487	319,248	129,756	5,657,491

[1]	Includes the non-regulated subsidiaries of Puget Sound Energy and miscellaneous holding company expenses. The principal non-regulated subsidiary of PSE is a real estate development company.

PUGET SOUND ENERGY - CAPITALIZATION

(In thousands)	(Unaudited) At June 30, 2003		At December 31, 2002

	Amount	%	Amount	%

Short-term debt	$33,013	0.8%	$30,340	0.7%
Long-term debt, including current maturities	2,133,839	53.4%	2,093,832	53.0%
Preferred Stock	95,639	2.4%	103,162	2.6%
Corporation obligated, mandatorily redeemable	280,250	7.0%	300,000	7.6%
securities of subsidiary trust holding solely
junior subordinated debentures of the corporation
Common Equity	1,458,012	36.4%	1,426,121	36.1%

Total capitalization including short-term debt	$4,000,753	100.0%	$3,953,455	100.0%

PUGET SOUND ENERGY
Unrestricted cash	$131,717		$161,475

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ Stephen A. McKeon
Stephen A. McKeon
Sr. Vice President Finance and Chief Financial Officer
Date: July 23, 2003